UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2024

GEOSOLAR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Colorado	333-255887	85-4106353
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1400 16th Street, Ste 400,

Denver, CO 80202

(Address of principal executive offices,

including Zip Code)

Registrant’s telephone number, including area code: 720-932-8109

________________________________

Former name or former address if changed from last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2024 the Company appointed Dar-Lon Chang as the Company’s President. Mr. Chang (age 47) is a resident of the Geos neighborhood in Arvada, Colorado and moved to the net-zero, all-electric neighborhood in 2019. Prior to joining the Company, Mr. Chang was a consultant to the Company and a climate activist. Between 2003 and 2019 Mr. Chang was a research engineer at ExxonMobil Upstream Research Company. In 2022, Mr. Chang was selected by the City Council of Arvada to join the Arvada Sustainability Advisory Committee, and also joined the Just Transition Advisory Roundtable hosted by the Alliance Center that helped the passage of HB23-1074, a Colorado bill for the study of the workforce transition of oil and gas workers to clean energy. Mr. Chang is currently a board member for Colorado Rising and a leading advocate for 350 Colorado's Safe and Healthy Colorado ballot initiative to phase out new fracking permits by 2030.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

GEOSOLAR TECHNOLOGIES, INC.
By	/s/ A. Stone Douglass
Name: A. Stone Douglass, Chief Executive Officer

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